UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 24, 2015

RICEBRAN TECHNOLOGIES
(Exact Name of Registrant as Specified in Charter)

California	0-32565	87-0673375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6720 N. Scottsdale Road, Suite 390 Scottsdale, AZ	85253
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 522-3000

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of RiceBran Technologies (the “Company”) was held on June 24, 2015.  At the Annual Meeting, the shareholders voted on the following proposals and cast their votes as described below.

1.	Election of seven (7) members to the board of directors:

	Votes For	Votes Withheld	Broker Non-Votes
W. John Short	1,879,675	321,015	3,599,633
Marco V. Galante	2,125,001	75,689	3,599,633
David Goldman	2,077,981	122,709	3,599,633
Baruch Halpern	1,932,048	268,642	3,599,633
Henk W. Hoogenkamp	2,114,489	86,201	3,599,633
Robert C. Schweitzer	2,053,480	147,210	3,599,633
Peter A. Woog	2,082,242	118,448	3,599,633

2.	Approved, on a nonbinding advisory basis, the compensation of our named executive officers as disclosed in the Proxy Statement:

Votes For	Votes Against	Abstained	Broker Non-Votes
1,457,630	695,878	47,182	3,599,663

3.	Ratified the appointment of Marcum, LLP as the Company’s independent registered public accounting firm for the for the year ending December 31, 2015:

Votes For	Votes Against	Abstained
4,853,560	913,286	33,507

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICEBRAN TECHNOLOGIES

Date: June 30, 2015	By:	/s/ J. Dale Belt
Jerry Dale Belt
Chief Financial Officer
(Duly Authorized Officer)